SIMON KROWITZ BOLIN & ASSOCIATES, P.A.
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             C E R T I F I E D   P U B L I C    A C C O U N T A N T S



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report dated May 2, 1996 in this registration statement (Form S-8) of Oak Tree Medical Systems, Inc.


                              /s/ SIMON KROWITZ BOLIN AND ASSOC., P.A.
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                             Simon Krowitz Bolin and Associates, P.A.



Rockville, Maryland
August 26, 1996